EXHIBIT 32.1
PSYCHIATRIC SOLUTIONS, INC.
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the Quarterly Report on Form 10-Q of Psychiatric Solutions, Inc. (the “Company”) for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joey A. Jacobs, Chairman, Chief Executive Officer and President of the Company, and I, Jack E. Polson, Executive Vice President, Chief Accounting Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
          A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
Date: November 5, 2008

/s/ Joey A. Jacobs
Joey A. Jacobs
Chairman, Chief Executive Officer and President

/s/ Jack E. Polson
Jack E. Polson
Executive Vice President, Chief Accounting Officer